Exhibit 23(a)

[ARTHUR ANDERSEN LLP LETTERHEAD]

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report, dated October 26, 2001, (except with respect to the matter discussed in Note 19, as to which the date is December 11, 2001) included in this Form 10-K, into Peoples Energy Corporation's previously filed Registration Statement File Nos. 2-82760, 33-6369, 333-17701, 33-63193 and 333-09993.

/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP

Chicago, Illinois,
December 13, 2001